STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 16, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                          Momentum Holdings Corporation
                -------------------------------------------------
              Exact Name of Registrant as Specified in its Charter


     Delaware                        000-23873                        841434321
--------------------------------------------------------------------------------
State or other                     Commission File                IRS Employer
Jurisdiction of                        Number                    Identification
Incorporation                                                         Number



            477 Madison Avenue, 12th Floor, New York, New York 10022
               --------------------------------------------------
            Address of Principal Executive Office, Including Zip Code


                                 (212) 308-8700
                  ---------------------------------------------
               Registrant's Telephone Number, Including Area Code





ITEM 4.  Change in Registrant's Certifying Accountant.

     On September 16, 2002, the Company's Accountants Pascale, Razzino, Alexanderson & Co., PLLC, CPA's ("Pascale"), resigned from its engagement as the Company's auditor. As a result thereof, and on October 22, 2002, the Company engaged Bloom & Co., LLP as the Company's independent certified public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2002. The decision to change accountants and to select a new auditor was approved by the Company's Board of Directors.

     Pascale's accountant's report on the condensed consolidated financial statements of the Company as of and for the three months ended June 30, 2002, did not contain any adverse opinion or a disclaimer of opinion, nor was the same qualified or modified as to uncertainty, scope limitation or accounting principles. Similarly, and during the indicated period, there were no disagreements with the auditors on any matter of accounting principles or practices, financial statement disclosure or limitation of scope or procedure which would have caused the auditors to make reference to such subject matter in a report.

Item 7(c) Exhibits

1.1  Letter from Pascale  Razzino  Alexanderson & Co.,  PLLC,  dated October 31,
     2002.

1.2  Letter from Pascale  Razzino  Alexanderson & Co.,  PLLC,  dated October 31,
     2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 31, 2002

                                                MOMENTUM HOLDINGS CORPORATION


                                                By: /s/ ANTHONY R. RUSSO
                                                Anthony R. Russo, President